UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 16, 2016
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firms
On August 16, 2016, the Audit Committee of the Board of Directors of GAIN Capital Holdings, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, and BDO LLP (“BDO”), an independent registered public accounting firm upon whom Deloitte expressed reliance in its report for the year ended December 31, 2015 regarding a significant subsidiary of the Company, GAIN Capital UK Limited (“GCUK”).
Deloitte’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period preceding Deloitte’s dismissal, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that Deloitte reported that the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness resulting from insufficient formal preventive or detective controls designed to ensure that the Company's accounting for intercompany payables and receivables was consistent with generally accepted accounting principles and management's expectations as to the tax treatment of those payables and receivables.

BDO’s report on GCUK’s financial statements as of December 31, 2015 and for the nine-month period ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the nine-month period ended December 31, 2015 and the subsequent interim period preceding BDO’s dismissal, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the financial statements for such year, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Deloitte and BDO with a copy of this Form 8-K and requested that each of Deloitte and BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. Copies of Deloitte’s letter dated August 22, 2016 and BDO’s letter dated August 22, 2016 are filed as Exhibits 16.1 and 16.2 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On August 16, 2016, following the conclusion of a competitive process managed by the Company's Audit Committee, the Audit Committee approved the appointment of KPMG LLP ("KPMG") as the Company's (and GCUK’s) independent registered public accounting firm beginning with the third fiscal quarter of 2016, and for the fiscal year ending December 31, 2016. During the Company's fiscal years ending December 31, 2015 and 2014 and through August 16, 2016, neither the Company, nor anyone on its behalf, consulted KPMG regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In approving the selection of KPMG as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by KPMG to the Company.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.    Description

16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated August 22, 2016.

16.2	Letter from BDO LLP addressed to the Securities and Exchange Commission, dated August 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2016                    GAIN Capital Holdings, Inc.

By: /s/ Diego A. Rotsztain
Name: Diego A. Rotsztain
Title: General Counsel and Secretary